FOR IMMEDIATE RELEASE

Investor Relations Contact: Monica Wilson Virage (650) 581-8094 ir@virage.com	Media Relations Contact: Amy Lee Virage (650) 581-8596 pr@virage.com

Virage Announces Fiscal First Quarter Operating Results

SAN MATEO, Calif. - July 22, 2003 - Virage, Inc. [NASDAQsc: VRGE], a leading provider of video and rich media communication software, today reported operating results for its fiscal first quarter ended June 30, 2003.

Total revenues for the company's fiscal first quarter were $2.9 million versus total revenues of $3.1 million in the prior quarter ended March 31, 2003.Net loss for the company's fiscal first quarter was $3.3 million, or $0.15 per share, and included $283,000 of non-cash, stock-based charges.This compared to a net loss of $4.6 million, or $0.22 per share, in the prior quarter ended March 31, 2003, which included $1.4 million of net charges and $356,000 of non-cash, stock-based charges.

Cash and short-term investments totaled $13.9 million as of June 30, 2003 versus $16.3 million as of March 31, 2003.Accounts receivable totaled $1.4 million as of June 30, 2003, representing 42 days sales outstanding.The company had no debt as of June 30, 2003.

New and Repeat Virage Customers
New customers for Virage in Q1 included America Online, Nippon VTR (in Japan), San Diego County Office of Education, Shaf Broadcasting (in India), University of Oregon, and University of Toledo.Repeat customers included Case Western Reserve University, Citigroup, Coherent, Discovery Communications, E! Online, Entertainment Tonight/Paramount Pictures, Gallaudet University, Georgia Public Broadcasting, Harvard Business School, National Library of Medicine, National Regulatory Commission, New York University, PBS, Scripps Networks, UBS Warburg, University of Iowa, and the U.S. Senate.

Other First Quarter Highlights
Virage made the following announcements during the quarter:

  Xerox Corporation selected Virage VS Webcasting™ for a series of webcasts launching its new market strategy.
  IVS Interactive Video Services GmbH of Vienna, Austria announced the immediate availability of turnkey webcasting services based on Virage VS Webcasting software for the Central and Eastern European market.
  Bowling Green State University deployed Virage software for their campus-wide Digital Video Streaming Service project.
  The University of Southern California implemented Virage software in support of the School of Engineering's Distance Education Network.
  TranTech, Inc. selected Virage to participate in the development of a visual information management system for the Department of Defense.
  Virage signed a mutual reseller agreement with RealNetworks, under which RealNetworks will resell the Virage VS Webcasting solution and Virage will resell the complete suite of RealNetworks products.
  Virage announced its VS Webcasting application will support the IBM WebSphere Application Server.
  Virage introduced VS Webcasting 3.0, its next-generation software solution for enterprise webcasting, and next-generation SmartEncode™ product suite, including VideoLogger® 6.0 and ControlCenter 3.0, at the National Association of Broadcasters 2003 Conference.
  Virage's news monitoring solution won the DigitalTV Television Broadcast Editors' Pick of the Show award and the Government Video Salute award at the National Association of Broadcasters 2003 Conference.

Autonomy To Make Strategic Acquisition of Virage
In a press release dated July 10, 2003, Autonomy Corporation plc (NASDAQ: AUTN; LSE: AU; NASDAQ Europe: AUTN), a leading provider of infrastructure software for the enterprise, and Virage announced they had signed a definitive agreement under which Autonomy will acquire Virage for a purchase price of $1.10 per share in cash. The entire press release related to this announcement can be found at www.virage.com in the News & Events section.

About Virage
Established in 1995, Virage is a leading provider of video and rich media communication software.Virage builds integrated rich media business solutions for corporations, media & entertainment companies, universities and government agencies worldwide.Headquartered in San Mateo, California, Virage ( www.virage.com ) has offices throughout the United States and Europe.

Additional Information
In connection with the definitive agreement announcement between Virage and Autonomy, Virage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF VIRAGE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Virage's investors and stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Virage, Inc., 411 Borel Avenue, Suite 100S, San Mateo, CA 94402 (Telephone: (650) 573-3210). In addition, documents filed with the SEC by Virage will be available free of charge at the SEC's web site at http://www.sec.gov. Virage and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Virage in connection with the transaction. Information about such individuals is set forth in Virage's proxy statement filed with the SEC on July 26, 2002 relating to its 2002 annual meeting of stockholders, available free of charge from the SEC and Virage as indicated above, and their interests in the solicitation with respect to the transaction in particular will be more specifically set forth in the proxy statement concerning the transaction that will be filed by Virage with the SEC, which will be available free of charge from the SEC and Virage as indicated above.

Forward-Looking Statements
This press release contains forward-looking statements, including statements about our future products, sales efforts, future prospects, and the proposed acquisition by Autonomy.Our forward-looking statements are based on currently available information, which management has assessed, but which is subject to rapid change due to risks and uncertainties that affect our business, including the unpredictability of future revenues due to limited visibility into future demand; the current uncertainty in our marketplace, which may impact expected demand, customer acceptance of our new products, customer selection criteria and sales cycle; our ability to execute on service and software deliverables; slower economic growth and other factors beyond our control.    In addition, there are risks and uncertainties associated with the proposed acquisition by Autonomy, including the risk that the acquisition will not be completed, the expected benefits from the acquisition will not be achieved and the uncertainty created by the acquisition will negatively affect our customers' purchasing decisions.Our forward-looking statements should be considered in the context of these and other risk factors disclosed from time to time in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K and Form 10-Q filings.  Information regarding conditions to the closing of the transaction will be set forth in a proxy statement that will be filed by Virage with the SEC.

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Virage and VideoLogger are registered trademarks of Virage, Inc. The Virage logo, SmartEncode, VS Webcasting, VS Publishing, VS Production, MediaSync, ControlCenter, ScreenCast, and Virage Solution Server are trademarks of Virage, Inc. Other company product and service names may be trademarks or service marks of others, and are hereby acknowledged.

Virage, Inc.
Condensed Consolidated Statements of Operations (1)
In thousands, except per share data

	Three Months Ended
	June 30,

	2003	2002

	(unaudited)	(unaudited)
Revenues:
License revenues	$1,276	$1,611
Service revenues	1,651	1,624
Total revenues	2,927	3,235
Cost of revenues:
License revenues	153	187
Service revenues	948	1,159
Total cost of revenues	1,101	1,346
Gross profit	1,826	1,889
Operating expenses:
Research and development	1,654	2,382
Sales and marketing	2,095	3,685
General and administrative	1,120	1,142
Stock-based compensation	270	371
Total operating expenses	5,139	7,580
Loss from operations	(3,313)	(5,691)
Interest and other income, net	54	190
Net loss	$(3,259)	$(5,501)
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Basic and diluted net loss per share	$(0.15)	$(0.27)
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Shares used in per share amounts	21,185	20,687
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(1) The company's results of operations include non-cash, stock-based charges of $283 and $383 for the three months ended June 30, 2003 and 2002, respectively.

Virage, Inc.
Condensed Consolidated Balance Sheets
In thousands

	June 30,	March 31,
	2003	2003

ASSETS	(unaudited)	(unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$13,923	$16,317
Accounts receivable, net	1,350	2,441
Prepaid expenses and other current assets	698	920
Total current assets	15,971	19,678
Property and equipment, net	1,044	1,347
Other assets	1,247	1,293
Total assets	$18,262	$22,318
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LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$491	$614
Accrued payroll and related expenses	1,061	1,353
Accrued expenses	3,430	3,438
Deferred revenue	2,420	3,212
Total current liabilities	7,402	8,617

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	121,661	121,513
Deferred compensation	(519)	(789)
Accumulated deficit	(110,303)	(107,044)
Total stockholders' equity	10,860	13,701
Total liabilities and stockholders' equity	$18,262	$22,318
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